AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30,  1998
                         REGISTRATION  STATEMENT  NO.  333-

                       SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.    20549
                             _______________________
                                     FORM  S-8
                            REGISTRATION  STATEMENT
                                       UNDER
                         THE  SECURITIES  ACT  OF  1933
                              ______________________

                     BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.
       (Exact  name  of  registrant  as  specified  in  its  charter)

               COLORADO                                     84-1176672
     (State  or other jurisdiction                         (IRS Employer
      of incorporation or organization)                 Identification  No.)


                       BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.
                        555  SEVENTEENTH  STREET,  SUITE  3310
                             DENVER,  COLORADO    80202
                                   (303)  294-0750

     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business) BION ENVIRONMENTAL TECHNOLOGIES, INC. FISCAL YEAR 1994 INCENTIVE PLAN (Full Title of Plans)
                      JON  NORTHROP,  CHAIRMAN  AND  CEO
                    BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.
                    555  SEVENTEENTH  STREET,  SUITE  3310
                          DENVER,  COLORADO    80202
                                (303)  294-0750
       (Name,  address,  including  zip  code,  and  telephone  number, including  area  code,  of  agent  for  service)
                                 COPY  TO:
                         STANLEY  F.  FREEDMAN,  ESQ.
                    KRYS  BOYLE  FREEDMAN  &  SAWYER,  P.C.
                  600  SEVENTEENTH  STREET,  SUITE  2700  SOUTH
                         DENVER,  COLORADO    80202-5427
                   ________________________________________

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed to register additional securities under the Registrant's Fiscal Year 1994 Incentive Plan and incorporates the Registrant's prior Registration Statement on Form S-8 relating to the Fiscal Year 1994 Incentive Plan, SEC File No. 333-06407.
                      CALCULATION  OF  REGISTRATION  FEE

                                     Proposed          Proposed
                                      Maximum          Maximum
                        Amount        Offering        Aggregate     Amount of
Title  of  Securities   to  be       Price Per         Offering    Registration
to be Registered     Registered 1     Share 2          Price 3          Fee
-------------------- ------------   -----------  ---------------- -------------

Common  Stock,
 $.00 par value       865,032         $7.00          $ 6,055,224     $1,786.29


     (Footnotes  on  following  page)

___________________

1         430,928 shares registered on Form S-8 filed on behalf of the Company with  the  Commission  on  June  6,  1996.

2          Estimated  solely  for the purpose of calculating the amount of the registration  fee.

3 Registration fee based upon shares to be issued in the future from time to time pursuant to the Registrant's Fiscal Year 1994 Incentive Plan, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

     PART  II

     INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The documents listed below in paragraphs (a) through (c) of this Item hereby are incorporated by reference in this Registration Statement. In addition, all documents hereafter filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) Registrant's Annual Report on Form 10-KSB for Registrant's fiscal year ended June 30, 1997, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1997.

     (c) Description of Registrant's Common Stock, no par value, as set forth in Item 11 of Registrant's Registration Statement on Form 10, as filed with the Commission on June 5, 1991.

ITEM  4.          DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.          INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and reasonable expenses (including attorneys' fees) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the Corporation, if such person acted in good faith and reasonably believed that his conduct in his official capacity with the Corporation was in the best interests of the Corporation (or, with respect to employee benefit plans, was in the best interests of the participants in or beneficiaries of the plan), and in all other cases his conduct was at least not opposed to the Corporation's best interests. In the case of a criminal proceeding, the director, officer, employee or agent must have had no reasonable cause to believe his conduct was unlawful. The Corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the Corporation if such person is adjudged liable to the Corporation, or in a proceeding in which such person is adjudged liable for receipt of an improper personal benefit. Unless limited by the Corporation's Articles of Incorporation, the Corporation shall be required to indemnify a director or officer of the Corporation who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding. The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under applicable law, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     The Corporation's Articles of Incorporation and Bylaws generally provide for indemnification of directors, officers, employees and agents to the fullest extent allowed by law.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.          EXHIBITS.

ITEM:            DESCRIPTION:
----             -----------

4          Instruments  defining  the rights of holders, including Indentures:
           ------------------------------------------------------------------

4.1 Articles of Incorporation of Registrant (as amended) previously filed and incorporated herein by reference.

4.2 Bylaws of Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Form S-8 Registration Statement No. 333-06407.

4.3 Statement of Designations and Preferences of Series B Convertible Preferred Stock previously filed and incorporated herein by reference.

5          Opinion  re:  legality:
           ----------------------

5.1         Opinion of Krys Boyle Freedman & Sawyer, P.C. dated June 29, 1998.

23          Consents  of  Experts  and  Counsel:
            -----------------------------------

23.1       Consent of Krys Boyle Freedman & Sawyer, P.C. (contained in Exhibit
5.1).

23.2 Consent of Ehrhardt, Keefe, Steiner & Hottman, P.C., Certified Public Accountants.

24          Power  of  attorney:
            -------------------

Not  applicable.

28          Information  from  reports furnished to state insurance regulatory
            ------------------------------------------------------------------
authorities:
      -----

Not  applicable.

99          Additional  exhibits:
            --------------------

None.

ITEM  9.          UNDERTAKINGS.

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 29, 1998.

     BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.



     By      /s/  Jon  Northrop
       ------------------------
  Jon  Northrop,  Chairman,
   Chief  Executive  Officer  and
   Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURES                        TITLE                    DATE
       ----------                        -----                    ----





 /s/  Jon  Northrop          Chairman  of  the  Board,          June  30, 1998
-------------------
Jon  Northrop                Chief  Executive  Officer  and
                             Secretary  (Principal  Executive
                             Officer)  and  Director



 /s/  Jere  Northrop         President  and  Director          June  30, 1998
--------------------
Jere  Northrop



 /s/  M.  Duane  Stutzman     Treasurer (Principal Financial     June 30, 1998
-------------------------
M.  Duane  Stutzman           and  Accounting  Officer)  and
                              Director


 /s/  Ronald  G.  Cullis      Director                           June  30, 1998
------------------------
Ronald  G.  Cullis



 /s/  John  Schwanekamp       Director                          June  30, 1998
-----------------------
John  Schwanekamp